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                                                                   Exhibit 10.13




                                WARRANT AGREEMENT


                                 By and Between


                            THANE INTERNATIONAL, INC.


                                       and


                           PARIBAS NORTH AMERICA, INC.






                            Dated as of June 10, 1999










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                                WARRANT AGREEMENT

          THIS WARRANT AGREEMENT (as amended, modified and supplemented from time to time, this "AGREEMENT") dated as of June 10, 1999 and entered into by and between THANE INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), and PARIBAS NORTH AMERICA, INC. ("PNA" or the "PURCHASER").

                              W I T N E S S E T H :

          WHEREAS, in connection with an Affiliate of the Purchaser making certain loans to the Company on the terms and conditions set forth in the Credit Agreement (as hereinafter defined), the Company has agreed to issue and sell to the Purchaser, on the date hereof, (i) certain common stock purchase warrants, as hereinafter described (the "NON-CONTINGENT WARRANTS"), to purchase initially, in the aggregate, 73,449 Class B Shares of the Company, subject to adjustment as set forth herein and in the Warrant Certificates (as hereinafter defined), and with all rights and obligations thereto as set forth in the Equityholders Agreement (as hereinafter defined), and (ii) certain common stock purchase warrants, as hereinafter described (the "CONTINGENT WARRANTS" and, together with the Non-Contingent Warrants, the "WARRANTS"), to purchase initially, in the aggregate, from and after the occurrence of a Triggering Event (as hereinafter defined), 20,440 Class B Shares of the Company, subject to adjustment as set forth herein and in the Warrant Certificates, and with all rights and obligations thereto as set forth in the Equityholders Agreement;

          WHEREAS, in connection with the sale of the Warrants, certain parties are entering into the Equityholders Agreement, dated as of June 10, 1999, by and among the Company, the Purchaser and the investors listed therein (as amended, modified and supplemented from time to time, the "EQUITYHOLDERS AGREEMENT").

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:


                                   SECTION 1.
                                  DEFINED TERMS

          The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "AFFILIATE" shall mean, as applied to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to



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direct or cause the direction of the management and policies of such other
Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGREEMENT" shall have the meaning provided in the preamble of this Agreement.

          "APPLICABLE LAW" shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

          "BOARD" shall have the meaning set forth in Section 9.

          "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which in the City of New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "CERTIFICATE" shall mean the Certificate of Incorporation of the Company, as amended through the date hereof.

          "CHANGE OF CONTROL" shall have the meaning provided in the Credit Agreement.

          "CLASS A SHARES" shall mean the Company's Class A Voting Common Stock, par value $.0001 per share.

          "CLASS B SHARES" shall mean the Company's Class B Non-Voting Common Stock, par value $.0001 per share.

          "CLOSING DATE" shall mean the initial date of issuance of Warrants under this Agreement.

          "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

          "COMMON STOCK" shall mean the Class A Shares, the Class B Shares and any other equity of the Company which is not limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Company or any other securities of the Company into which such Common Stock or such other securities shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization.

          "COMPANY" shall have the meaning provided in the preamble of this Agreement.


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          "CONTINGENT WARRANTS" shall have the meaning provided in the recitals of this Agreement.

          "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of June 10, 1999, among the Company, the Banks party thereto and Paribas, as Agent, as such agreement may be amended, supplemented or otherwise modified from time to time, including all related notes, collateral documents and guarantees, entered into in connection therewith, as the same may be amended, modified or supplemented from time to time.

          "EQUITY SECURITIES" shall mean (i) all shares of capital stock of the Company, including all Common Stock, (ii) all securities (debt or equity) convertible into or exchangeable for shares of capital stock of the Company and
(iii) all options, warrants, and other rights to purchase or otherwise acquire from the Company (A) shares of capital stock of the Company or (B) securities convertible into or exchangeable for shares of capital stock of the Company, now or hereafter issued by the Company (including any Equity Securities issued or issuable with respect thereto, whether by dividend, split, combination of shares, recapitalization, merger, consolidation, or other corporate reorganization, or upon conversion or exchange therefor).

          "EQUITYHOLDERS AGREEMENT" shall have the meaning set forth in the recitals hereto.

          "EQUIVALENT NONVOTING SECURITY" shall mean, with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such first security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock or unit splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause (b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

          "EXERCISE PRICE" shall have the meaning provided in Section 5.

          "EXPIRATION DATE" shall have the meaning provided in Section 5.

          "HIG WARRANT" means the warrant to purchase initially an aggregate of 188,679.2 shares of Common Stock issued to HIG Infomercial Company on the date hereof.


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          "GOVERNMENTAL AUTHORITY" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

          "HOLDER" means any Purchaser (so long as it holds of record any Warrants or Warrant Shares) and any other registered holder of any of the Warrants or Warrant Shares.

          "INDEPENDENT FINANCIAL EXPERT" means a nationally recognized investment banking firm (a) that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the Company, (b) that has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company, (c) that has not been retained during the preceding two years by the Company for any purpose, and (d) that is otherwise qualified to serve as an independent financial advisor. Any such Person may receive customary compensation and indemnification by the Company for opinions or services it provides as an Independent Financial Expert.

          "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully diluted basis (a "5% OWNER"), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

          "ISSUANCE NOTICE" shall have the meaning provided in Section 14.

          "NON-CONTINGENT WARRANTS" shall have the meaning provided in the recitals of this Agreement.

          "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation or certificate of formation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, operating agreement, regulations or partnership agreement, in each case as amended, supplemented or restated.

          "PERMITTED TRANSFEREE" shall mean any "Bank" under and as defined in the Credit Agreement or any Affiliate, officer, director, partner or employee thereof, any Affiliate of any Holder or any officer, director, partner or employee of any Holder.

          "PERSON" or "PERSONS" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.


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          "PNA" shall have the meaning provided in the preamble of this
Agreement.

          "PREEMPTIVE RIGHT" shall have the meaning provided in Section 14.

          "PUBLIC OFFERING" shall mean any offering of Common Stock to the public (i) pursuant to an offering registered under the Securities Act or (ii) through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar rule then in effect).

          "PUBLICLY TRADED" means, with respect to any security, that such security is (a) listed on a domestic securities exchange, (b) quoted on NASDAQ or (c) traded in the domestic over-the-counter market, which trades are reported by the National Quotation Bureau, Incorporated.

          "PURCHASER" shall have the meaning provided in the preamble of this Agreement.

          "REFINANCING AGREEMENT" shall mean any "refinancing" of the Credit Agreement or any Refinancing Agreement (i.e., borrowing under a different credit agreement in which Paribas is not a party and using the proceeds of such borrowing to repay all obligations under such refinanced agreement).

          "REGULATED HOLDER" means any Holder (i) that, directly or indirectly because of its ownership by an entity that is subject to Regulation Y, is subject to the provisions of Regulation Y and (ii) that holds shares of Common Stock or Warrants to purchase shares of Common Stock.

          "REGULATION Y" means Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

          "REORGANIZATIONS" shall have the meaning provided in Section 9(g).

          "REQUISITE HOLDERS" means Holders holding Warrants and/or Warrant Shares representing at least a majority of all Warrant Shares issued or issuable upon exercise of Warrants outstanding on the date of determination.

          "SECTION 11(C) TRANSACTION" shall have the meaning provided in Section 11(c).

          "TRIGGERING EVENT" means (i) the occurrence of a "Triggering Event" under, and as defined in, the HIG Warrant as in effect on the date hereof, or
(ii) any other event, condition or circumstance which causes the HIG Warrant to become exercisable.

          "VALUATION PROCEDURE" means, with respect to the determination of any amount or value required to be determined in accordance with such procedure, a determination (which shall be final and binding on the Company and the Holders) made (i) by agreement among the Company and the Requisite Holders within 20 days following the event requiring such


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determination or (ii) in the absence of such an agreement, by an Independent
Financial Expert selected in accordance with the further provisions of this definition. If required, an Independent Financial Expert shall be selected within five days following the expiration of the 20-day period referred to above, either by agreement among the Company and the Requisite Holders or, in the absence of such agreement, by lot from a list of four potential Independent Financial Experts remaining after the Company nominates three, the Requisite Holders nominate three, and each side eliminates one potential Independent Financial Expert. The Independent Financial Expert shall be instructed by the Company and the Requisite Holders to make its determination within 20 days of its selection. The fees and expenses of an Independent Financial Expert selected hereunder shall be paid by the Company unless the Independent Financial Expert's determination pursuant to the Valuation Procedure is within 10% of the amount proposed by the Company in connection with the Valuation Procedure and not agreed to by the Requisite Holders, in which case such fees and expenses shall be paid 50% by the Holders (on a pro rata basis) participating in the transaction to which the determination relates and 50% by the Company.

          "WARRANT CERTIFICATES" shall have the meaning provided in Section 2.


          "WARRANT DOCUMENTS" means this Agreement, the Warrant Certificates and the Equityholders Agreement.

          "WARRANT NUMBER" shall have the meaning provided in Section 9.

          "WARRANT SHARES" means (a) the shares of Common Stock issued or issuable upon exercise of a Warrant in accordance with Section 5 or upon exchange of a Warrant in accordance with Section 5 and shares of Common Stock issuable upon a future exercise or exchange for such securities, (b) all other securities or other property issued or issuable upon any such exercise or exchange in accordance with this Agreement and (c) any securities of the Company distributed with respect to, or issued upon the conversion of, the securities referred to in the preceding clauses (a) and (b).

          "WARRANTS" shall have the meaning provided in the recitals of this Agreement.


                                   SECTION 2.
                  SALE AND ISSUANCE OF WARRANTS; WARRANT SHARES

          The Company hereby sells to the Purchaser and the Purchaser hereby purchases from the Company, subject to the conditions and restrictions contained in this Agreement, the Warrants for good and valuable consideration, receipt of which is hereby acknowledged. The Company will issue and deliver on the date hereof certificates evidencing the Warrants (the "WARRANT Certificates"). Warrant Certificates shall be dated the date of issuance by the Company. Each Warrant to be issued on the date hereof under this Agreement shall entitle the Holder thereof (subject, in the case of any Contingent Warrant, to the prior occurrence of a Triggering Event) to exercise such Warrant for one Class B Share.


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                                   SECTION 3.
                       EXECUTION OF WARRANT CERTIFICATES;
                    MUTILATED OR MISSING WARRANT CERTIFICATES

          Warrant Certificates shall be signed on behalf of the Company by its President or a Vice President. Each Warrant Certificate shall also be manually signed on behalf of the Company by its Secretary or an Assistant Secretary.

          In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon request of the Holder of any such Warrant Certificate, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate.


                                   SECTION 4.
                   REGISTRATION/RESERVATION OF WARRANT SHARES

          The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered Holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary. The Warrants shall be registered initially in such name or names as the Purchaser shall designate.

          The Company shall at all times reserve and keep available shares of each class of Common Stock, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants and the subsequent conversion of such Warrant Shares, the maximum number of Class A Shares and Class B Shares which may then be deliverable upon the exercise of all outstanding options, warrants (including the Warrants) or other securities convertible into or exchangeable for Common Stock.

          The Company covenants that all Warrant Shares and other equity interests issued upon exercise of Warrants or upon conversion of Warrant Shares will, upon payment of the Exercise Price therefor (in the case of an exercise of Warrants) and issue thereof, be validly authorized and issued, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

          If and so long as any outstanding Common Stock may be listed on any securities exchange in the United States or quoted NASDAQ, the Company shall use its best efforts to cause all reserved Warrant Shares to be listed or quoted on each such exchange upon official notice of issuance upon such exercise.


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                                   SECTION 5.
                         WARRANTS; EXERCISE OF WARRANTS

          Subject to the terms of this Agreement, (a) each Holder shall have the right, which may be exercised at any time or from time to time during the period commencing on the date hereof and ending at 5:00 p.m., New York time, on June 10, 2009 (the "EXPIRATION DATE"), to receive from the Company the number of fully paid Warrant Shares which the Holder may at the time be entitled to receive on exercise of the Non-Contingent Warrants and payment of the Exercise Price then in effect for such Warrant Shares, and (b) each Holder shall have the right, which may be exercised at any time or from time to time during the period commencing upon the occurrence of a Triggering Event and ending at 5:00 p.m., New York time, on the Expiration Date, to receive from the Company the number of fully paid Warrant Shares which the Holder may at the time be entitled to receive on exercise of the Contingent Warrants and payment of the Exercise Price then in effect for such Warrant Shares. Each Warrant not exercised prior to 5:00 p.m., New York time, on the Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time; provided that the occurrence of the Expiration Date shall not relieve the Company of any obligation to any Holder which arose pursuant to the terms of this Agreement prior to such date.

          As of any date of determination, the price at which each Warrant shall be exercisable (the "EXERCISE PRICE") shall be an amount per Warrant Share equal to the quotient of (i) $650,000 less the aggregate amount paid by the Holder(s) prior to such date as the Exercise Price in respect of any Warrants exercised prior to such date divided by (ii) the sum of (x) the aggregate number of Warrant Shares issuable upon the exercise of all outstanding unexercised Non-Contingent Warrants plus (y) from and after the occurrence of a Triggering Event, the aggregate number of Warrant Shares issuable upon the exercise of all outstanding unexercised Contingent Warrants. By way of example: (I) as of the date hereof, the Exercise Price equals (i) $650,000 divided by (ii) 73,449 Warrant Shares, or $8.85 per Warrant Share, and (II) upon the occurrence of a Triggering Event, if no Non-Contingent Warrants have theretofore been exercised, the Exercise Price will equal (i) $650,000 divided by the sum of (x) 73,449 Warrant Shares plus (y) 20,440 Warrant Shares, or $6.92 per Warrant Share (it being understood and agreed by the parties that the intent of the foregoing method for calculating the Exercise Price is to ensure that the aggregate Exercise Price for all Warrants (including any Warrants already exercised or then being exercised but excluding any Contingent Warrants that are not then exercisable as a result of a Triggering Event's not having occurred) shall at all times equal $650,000). Each class of the Common Stock shall have a par value of no greater than the effective Exercise Price.

          A Non-Contingent Warrant may be exercised upon surrender to the Company, at its address set forth on the signature pages hereto, of the Warrant Certificate or Warrant Certificates to be exercised with the form of election to purchase attached thereto duly completed and signed, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. A Contingent Warrant may be exercised in the same manner as a Non-Contingent Warrant at any time after the occurrence of a


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Triggering Event. Payment of the aggregate Exercise Price may be made, at the option of the applicable Holder, by cash, certified or bank cashier's check or wire transfer.

          Subject to the provisions of Sections 6 and 8, upon such surrender of Warrants and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as such Holder may designate a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants (and such other consideration as may be deliverable upon exercise of such Warrants) together with, at the sole option of the Holder, cash for fractional Warrant Shares as provided in Section 7. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and the purchase form attached thereto and payment of the Exercise Price, irrespective of the date of delivery of such certificate or certificates for Warrant Shares.

          Upon receipt by the Company of such Warrant and such purchase form attached thereto, together with the Exercise Price, at the office of the Company, in proper form for exercise, the Holder thereof shall be deemed to be the holder of record of the shares of Common Stock specified in such purchase form, notwithstanding that the transfer books of the Company shall then be closed or that certificates (if any) representing the Warrant Shares shall not then be actually delivered to the Holder.

          Each Warrant shall be exercisable, at the election of the Holder thereof (subject, in the case of any Contingent Warrant, to the prior occurrence of a Triggering Event), either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this
Section 5 and of Section 2.

          All Warrant Certificates surrendered upon exercise of Warrants shall be canceled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office.


                                   SECTION 6.
                                PAYMENT OF TAXES

          The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of the Warrants hereunder, including all such taxes attributable to the initial issuance or delivery of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price. The Company shall not, however, be required to pay any tax that may be payable in respect of any subsequent transfer of the Warrants or any transfer involved in the issuance and delivery of Warrant Shares in a name other than that in which the Warrants to which such issuance relates were registered, and, if any such tax would


                                       9


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otherwise be payable by the Company, no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or it is established to the reasonable satisfaction of the Company that any such tax has been paid.


                                   SECTION 7.
                              FRACTIONAL INTERESTS

          The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall, at the Holder's option, pay an amount in cash equal to the fair market value (as agreed upon by the Company and the Holder based upon (a) if any shares of Common Stock are then publicly traded, the current market price per share of Common Stock, or (b) otherwise, the price per share that would be paid by a willing buyer to a willing seller for the entire common equity of the Company, using valuation techniques then prevailing in the securities industry; provided that if the Company and the Holder are unable to agree on such fair market value, such fair market value shall be determined in accordance with the Valuation Procedure) of the Warrant Share so issuable multiplied by such fraction.


                                   SECTION 8.
                         LIMITATIONS ON CERTAIN HOLDERS

          Notwithstanding anything in this Agreement or any Warrant Certificate to the contrary, no Regulated Holder and no transferee of such Regulated Holder, may exercise the Warrants for a number of Warrant Shares which would permit such Regulated Holder, together with its Affiliates and transferees, to own or control a number of Warrant Shares greater than that permitted by Applicable Law including, without limitation, Regulation Y.


                                   SECTION 9.
                             ADJUSTMENT OF NUMBER OF
                   WARRANT SHARES ISSUABLE AND EXERCISE PRICE

          The number of Warrant Shares issuable upon the exercise of each Warrant (the "WARRANT NUMBER") is initially one. The Warrant Number is subject to adjustment from time to time upon the occurrence of any event enumerated in, or as otherwise provided in, this Section 9.

          (a)  Adjustment for Change in Equity. If the Company:

               (i) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares of capital stock or declares a stock dividend on its Common Stock in shares of its capital stock;


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               (ii) combines or reclassifies its outstanding shares of Common
          Stock into a smaller number of shares; or

               (iii) issues, by reclassification of its Common Stock, any capital stock;

then the Warrant Number in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised may receive, at no additional cost to such Holder, the aggregate number and kind of shares of capital stock of the Company which it would have owned immediately following such action if such Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification and shall become effective immediately after the record date in the case of a dividend. Such adjustment shall be made successively whenever any event listed above shall occur. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (the "BOARD") shall in good faith determine the allocation of each adjusted Exercise Price between or among shares of such classes of capital stock, which shall be reasonably approved by the Requisite Holders.

          (b) When De Minimis Adjustment Deferred. No adjustment in the Warrant Number need be made unless the adjustment would require an increase or decrease of at least one-tenth of one percent in the Warrant Number. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment, provided that no such adjustment shall be deferred beyond the date on which a Warrant is exercised. All calculations under this Section 9 shall be made to the nearest 1/10th of a share.

          (c) Notice of Adjustment. Whenever the Warrant Number is adjusted, the Company shall provide the notices required by subsection 11(a) hereof. Whenever the Warrant Number is required to be adjusted, as herein provided, the Company shall mail by first class, postage prepaid, to each Holder, notice of such adjustment or adjustments and a certificate of a firm of nationally recognized independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the Warrant Number after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          (d) Reorganizations. In case of any capital reorganization or the consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the surviving entity and which does not result in any reclassification of the outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of all or substantially all of the property or assets of the Company (collectively, such actions being hereinafter referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock, units, membership or partnership interests or other securities or property to which a Holder of the number of Warrant Shares that would otherwise have been deliverable upon the exercise of such Warrant, would have been entitled


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upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board, whose determination shall be described in a duly adopted resolution certified by the Company's Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other securities or property thereafter deliverable upon exercise of Warrants. The Company shall not effect or permit any such Reorganization unless (i) the successor entity resulting from such Reorganization or the Person purchasing such assets is a corporation duly organized and validly existing under the laws of a state of the United States and (ii) prior to or simultaneously with the consummation of such Reorganization the successor entity (if other than the Company) resulting from such Reorganization or the Person purchasing such assets shall expressly assume, by a supplemental Warrant Agreement or other acknowledgment executed and delivered to the Holder(s) in a form substantially similar hereto, the obligation to deliver to each such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase, and all other obligations and liabilities under this Agreement. No non-cash distributions of Equity Securities shall be made to a Regulated Holder or its Affiliate or transferee which would cause such Regulated Holder, Affiliate or transferee to be in violation of any Applicable Law.

          (e) Form of Warrants. Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrant Certificates initially issuable pursuant to this Agreement.

          (f) Adjustments in Other Securities. If as a result of any event or for any other reason, any adjustment is made which increases the number of shares of Common Stock issuable upon conversion, exercise or exchange of, or in the conversion or exercise price or exchange ratio applicable to, any Equity Securities outstanding on the Closing Date, then a corresponding adjustment shall be made hereunder to adjust the number of shares of Common Stock issuable upon exercise of the Warrants, but only to the extent that no such adjustment has been made pursuant to subsection 9(a) with respect to such event or for such other reason.

          (g) Other Dilutive Events. If any company action shall occur as to which the provisions of this Section 9 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this Section 9 (which are to place the Holder in a position as nearly equal as possible to the position the Holder would have occupied had the Holder purchased shares of Common Stock on the date hereof (and holders of Class A Shares and Class B Shares are to be treated equally except with respect to voting rights)) then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to give their written advice upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 9, necessary to preserve, without dilution, the purchase rights represented by Warrants. Upon receipt of such written advice, the Company will promptly mail a copy thereof to Holders and will make the adjustments described therein.

          (h) Exercise Price Adjustment. Whenever the Warrant Number is adjusted as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted in accordance with the principles set forth in Section 5.

          (i) Dissolution, Liquidation or Winding Up. Notwithstanding any other provision of this Agreement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder shall be entitled to share, with respect to the Warrant Shares issuable upon exercise of the Holder's Warrants, equally and ratably in any cash or non-cash distributions payable to holders of Common Stock, less the aggregate Exercise Price payable upon the exercise of such Warrants. The Company shall give notice to each Holder at the earliest practicable time (and, in any event, not less than 20 days before the date of such dissolution, liquidation or winding-up, as the case may
be) and each Holder of outstanding Warrants shall be entitled to share equally and ratably in any cash or noncash distributions payable to holders of Common Stock. In case of any such voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall hold in escrow any funds or other property which a Holder is entitled to receive in respect of such Holder's Warrant Shares at the time of any distribution. No such Holder will be entitled to receive payment of any such distribution until such Holder has surrendered the Warrant Certificates evidencing such Warrant to the Company. From and after such voluntary or involuntary dissolution, liquidation or winding up with respect to the Company, all rights of the Holders, except the right to receive such distribution, without interest, upon the surrender of the Warrant Certificates, shall cease and terminate and such Warrants shall not thereafter be transferred (except with the consent of the Company) and such Warrants shall not be deemed to be outstanding for any other purpose whatsoever. For the purposes of this Agreement, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Company, nor the consolidation or merger of the Company with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, with respect to the Company.

          (j) Miscellaneous. In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Holders shall become entitled to purchase any securities of the Company other than, or in addition to, Common Stock, thereafter the number or amount of such other securities so purchasable upon exercise of each Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 9, and the provisions of Sections 5, 6, 7 and 8 with respect to the Warrant Shares or the Common Stock shall apply on like terms to any such other securities.

          (k) Regulated Holders. If, in the opinion of any Regulated Holder, the receipt by such Regulated Holder of Warrant Shares (or any security included therein) upon any exercise or exchange pursuant to this Section 9 or the receipt of any dividend or distribution pursuant to Section 10 would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then at the option of such Holder, (i) the Company shall cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such securities in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such securities sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such exercise or exchange or the receipt of such dividend or distribution from causing the ownership of the equity or voting securities of such Regulated Holder to exceed the quantity of such equity as such Regulated Holder is permitted under Applicable Law to own or (ii) the Company will use its best efforts (including using its best efforts to cause its Certificate to be amended) to create an Equivalent Nonvoting Security with respect to Warrant Shares (or any such security included therein) which would not cause the Regulated Holder to violate any provision of Applicable Law, and such Regulated Holder shall be entitled to receive upon such exercise or exchange, in lieu of such number (as it shall specify) of shares of Common Stock or other Warrant Shares (or any such security included therein) otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security.

          (l) Ratable Treatment of Non-Contingent and Contingent Warrants. All adjustments made pursuant to this Section 9 shall apply equally to Non-Contingent Warrants and Contingent Warrants without altering the condition that Contingent Warrants may not be exercised prior to the occurrence of a Triggering Event.


                                  SECTION 10.
               PAYMENTS IN RESPECT OF DIVIDENDS AND DISTRIBUTIONS

          If the Company pays any dividend or makes any distribution (whether in cash, property or securities of the Company) payable to the holders of Common Stock, then the Company shall simultaneously pay to each Holder of Non-Contingent Warrants (and, in the event a Triggering Event shall have occurred, to each Holder of Contingent Warrants), other than to any Holder of Warrants delivering a written notice to the Company within 10 Business Days of the notice delivered to such Holder pursuant to Section 11(c) hereof, an amount equal to the dividend or distribution which would have been paid to such Holder on the Warrant Shares receivable upon the exercise in full of such Warrant had such Warrant been fully exercised immediately prior to the record date for such dividend or distribution (and any Class B Share had been immediately converted into a Class A Share) or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividend or distribution are to be determined; provided however, that in the event the receipt by any Holder of any such asset distribution would result in a violation of Applicable Law applicable to such Holder, such Holder shall be entitled to receive an amount of cash in lieu of such asset distribution equal to the value (determined in accordance with the Valuation Procedure) of the asset distribution which would otherwise be received by such Holder.

                                   SECTION 11.
                                    COVENANTS


          (a) Notices of Certain Actions. In the event that the Company:

               (i) shall have authorized the issuance of rights or warrants to subscribe for or purchase capital stock of the Company since the last notice delivered pursuant to this Section 11(a)(i) or the date hereof, whichever is later, or of any other subscription rights or warrants to purchase capital stock to holders of any type of capital stock of the Company since the last notice delivered pursuant to this Section 11(a)(i) or the date hereof, whichever is later; or

               (ii) shall authorize a dividend or other distribution of evidences of its indebtedness, cash or other property or assets to holders of any type of capital stock of the Company; or

               (iii) proposes to become a party to any consolidation or merger for which approval of any Stockholders of the Company will be required, or to a conveyance or transfer of all or substantially all of the properties and assets of the Company or of any capital reorganization or reclassification or change of any type of capital stock of the Company; or

               (iv) commences a voluntary or involuntary dissolution, liquidation or winding up; or

               (v) commences a Public Offering; or

               (vi) fails to comply with the provisions of this Agreement; or

               (vii) proposes to take any other action which would require an adjustment pursuant to Section 9; or

               (viii) proposes any refinancing of the Credit Agreement or any Refinancing Agreement; or

               (ix) sends any notice or information to the holders of Common Stock of the Company or the Company becomes aware of any potential Change of Control;

then the Company shall provide a written notice to each Holder stating (i) the date as of which the holders of record of capital stock are to be entitled to receive any such dividends, distributions, rights or warrants to subscribe for or purchase capital stock of the Company, (ii) the record date of such dividend or other distribution of evidence of its indebtedness, cash or other property or assets, (iii) the material terms of any such consolidation or merger and the expected effective date thereof, and the material terms of any such conveyance or transfer, and the date on which any such conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of capital stock will be entitled to exchange their capital stock for securities or other property, if any, deliverable upon such reclassification, conveyance, transfer, dissolution, liquidation or winding up,
(iv) the material terms of any such Public Offering (including a copy of any prospectus, registration statement or offering statement) and the expected effective date thereof, (v) the nature of the lack of compliance, any corrective action taken and any rights or remedies which such lack of compliance has bestowed on the Holders, (vi) a notice as is required by Section 9(f), (vii) a copy of such notice sent to any of the holders of Common Stock of the Company with respect to any such potential Change of Control, and (viii) the material terms of any refinancing of any of the Credit Agreement or any Refinancing Agreement (including delivery of the definitive credit documents to be executed in connection therewith together with any other information reasonably requested by any Holder of Warrants and/or Warrant Shares) and the expected effective date thereof. Such notice shall be given not later than ten (10) Business Days prior to the effective date (or the applicable record date, if earlier) of such event.

          (b) Information Rights and Access Rights. Each Holder shall have the right, whether or not such Holder has exercised or exchanged any Warrants, to receive lists of stockholders or other information respecting the Company and its subsidiaries as such Holder shall reasonably request, to inspect the books and records of the Company and its subsidiaries and to visit the properties of the Company and its subsidiaries, and to discuss the affairs, finances and accounts of the Company or its subsidiaries with, and be advised as to the same, by its and their officers. Nothing contained in this Agreement shall be construed as conferring upon any Holder, prior to its exercise of any Warrant, the right to vote or to consent or to receive notice as stockholders in respect of any meetings of stockholders or the election of directors of the Company or any other matter regarding the Company, or any rights whatsoever as stockholders of the Company, except as expressly provided hereunder or under Applicable Law.

          (c) Regulated Holders.

               (i) Notwithstanding any other provision of this Agreement to the contrary, except as provided in this subsection 11(c), without the prior written consent of any Regulated Holder, the Company shall not, directly or indirectly, redeem, purchase or otherwise acquire, convert or take any action (including any amendment to the Certificate) with respect to the voting rights of, or undertake any other action or transaction (including any merger, consolidation or recapitalization) affecting, any shares of its capital stock or other voting securities if the result of the foregoing would be to cause the ownership of the capital stock of the Company by such Regulated Holder, or the ownership of voting securities of the Company (or any class thereof) by such Regulated Holder, to exceed the quantity of such capital stock or voting securities (or any class thereof) that such Regulated Holder is permitted under Applicable Law to own. Any action or transaction referred to in the preceding sentence shall be referred to herein as a "SECTION 11(C) TRANSACTION". If the Company proposes to undertake any action or transaction which could constitute a Section 11(c) Transaction, it shall provide the Holders at least 15 days prior written notice thereof. If, in the written opinion of counsel to any Regulated Holder (which may be internal counsel) delivered within 10 days following receipt of such notice, such action or transaction constitutes a Section 11(c)

          Transaction with respect to such Regulated Holder, then the Company shall delay undertaking such Section 11(c) Transaction for the purpose of using its best efforts to agree on a manner in which to restructure such action or transaction in a manner reasonably satisfactory to the Company and such Regulated Holder so that it no longer would constitute a Section 11(c) Transaction. If the Company and such Regulated Holder are unable to agree, within 20 days of the delivery of such written opinion, upon a manner in which to so restructure such
          Section 11(c) Transaction, and such Section 11(c) Transaction is a bona fide action or transaction proposed by the Company in good faith, then the Company shall be permitted to undertake such Section 11(c) Transaction if prior to or concurrently with doing so, at the election of such Regulated Holder, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) needed to prevent such Section 11(c) Transaction from causing the ownership of the capital stock or voting securities of such Regulated Holder to exceed the quantity of such capital stock as such Regulated Holder is permitted under Applicable Law to own or
          (ii) provide or cause to be provided for such Regulated Holder in connection with any such action or transaction a number of shares or other units of Equivalent Nonvoting Securities equal to the same number of Warrant Shares.

               (ii) If it becomes unlawful for any Regulated Holder to continue to hold some or all of the Warrants or Warrant Shares held by it, or restrictions are imposed on any Regulated Holder by Applicable Law which, in the reasonable judgment of such Regulated Holder, make it unduly burdensome to continue to hold such Warrants or Warrant Shares, the Company shall (i) cooperate with such Regulated Holder in any efforts by such Regulated Holder to dispose of some or all of such Warrants or Warrant Shares in a prompt and orderly manner, including providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such Warrants or Warrant Shares and (ii) at the request of such Regulated Holder, take all steps (including using its best efforts to cause its Certificate to be amended) necessary to create an Equivalent Nonvoting Security with respect to the Warrant Shares then held by such Regulated Holder and permit such Regulated Holder to exchange Warrant Shares for the same number of shares or other units of such Equivalent Nonvoting Security.

          (d) Observation Rights of the Holders. The Company hereby covenants and agrees that the Company shall provide each of the Holders with reasonable notice of all meetings of the Board and meetings of committees which have been delegated any decision making authority by the Board. The Company shall invite or cause to be invited a representative of each of the Holders (each, an "Observer") to attend (in person or by telephone, at such Observer's option if the meeting is not a telephone meeting) each such meeting or committee meeting, provided that in the case of telephonic meetings conducted in accordance with Applicable Law, each of such Holders' representative will be given the opportunity to participate in such telephonic meetings. Each Observer shall be provided with all advance materials provided to the Board and such committee members at the same time that such Board and committee members are provided such information. Following any such meeting, the Company shall provide each Holder with copies of the agenda and minutes with respect thereto, whether or not an Observer participated in or attended such meeting. If the Company, the Board or any of the stockholders proposes to take any action by written consent in lieu of a meeting, the Board shall forward the form of such written consent to such representatives prior to its execution and at the same time as it is forwarded to, or prepared by, the Board or such stockholders.

          (e) Current Public Information. The Company will file all reports required to be filed by it under the 1933 Act and the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Holder may reasonably request, all to the extent required to enable such Holder to sell Warrant Shares pursuant to Rule 144 or Rule 144A adopted by the Commission under the 1933 Act. Upon request, the Company will deliver to any such Holder a written statement as to whether it has complied with such requirements.

          (f) Public Disclosures. The Company will not disclose any Holder's name or identity as an investor in the Company in any press release or other public announcement, unless such disclosure is required by Applicable Law or governmental regulations (including in connection with any filings under the 1933 Act and the 1934 Act) or by order of a court of competent jurisdiction in which case prior to making such disclosure the Company will give written notice to such Holder describing in reasonable detail the proposed content of such disclosure and will permit the Holder to review and comment upon the form and substance of such disclosure.

          (g) Certain Restrictions. The Company will not without the consent of the Requisite Holders, take any action, corporate or otherwise, the effect of which would be to alter, impair or affect adversely either the rights of the Holders or the duties and obligations of the Company under the Warrant Documents.

          (h) Specific Performance. Each Holder shall have the right to specific performance by the Company of the provisions of this Agreement, in addition to any other remedies it may have at law or in equity. The Company hereby irrevocably waives, to the extent that it may do so under Applicable Law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of this Agreement by any Holder of the Warrants or Warrant Shares.


                                  SECTION 12.
                             AMENDMENTS AND WAIVERS

          (a) Consent of Holders. No amendment, modification, termination or waiver of any provision of this Agreement and the Warrant Certificates or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of the

Requisite Holders; provided, however, that without the consent of each Holder affected, no amendment, modification, termination or waiver may:

               (i) make any change to the definition of "Requisite Holders";

               (ii) make any change that adversely affects any Holder; or

               (iii) make any change in the foregoing amendment and waiver provisions; or

               (iv) make any change to Section 9 or 14 and the definitions relating thereto.

          In connection with any amendment, modification, termination or waiver under this Section 12, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment, modification, termination or waiver, consideration for such Holder's consent, so long as such consideration is offered pro rata to all Holders.

          (b) Solicitation of Holders. The Company will not effect any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement or the Warrant Certificates unless each Holder (irrespective of the amount of Warrants or Warrant Shares then owned by it) shall be informed thereof by the Company prior to the effectuation thereof and shall be afforded the opportunity of considering the same and shall be supplied by the Company with information which is sufficient in the Company's reasonable discretion to enable such Holder to make an informed decision with respect thereto. Executed or true and correct copies of any amendment, modification, termination or waiver effected pursuant to the provisions of this Section 12 shall be delivered by the Company to each Holder of outstanding Warrants or Warrant Shares forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Warrant Shares. Any failure by the Company to deliver such copies shall not, however, in any way impair or affect the validity of any such amendment, modification, termination or waiver.

          (c) Revocation and Effect of Consents. Until an amendment, modification, termination or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Warrant or Warrant Shares, even if notation of the consent is not made on any Warrant Certificate or stock certificate. However, any such Holder or subsequent Holder may revoke any such consent by notice to the Company received before the date on which the Requisite Holders have consented (and not theretofore revoked such consent) to such amendment, modification, termination or waiver.

          (d) The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, modification, termination or waiver, which record date shall be at least ten
(10) Business Days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety
(90) days after such record date.


                                  SECTION 13.
                                   TRANSFERS

          (a) Permitted Transferees. Each Holder shall be permitted, subject to the provisions of subsection 13(c) below, to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any Permitted Transferee.

          (b) Limitations on Transfers. In addition to the rights of transfer under Section 13(a), each Holder, subject to the provisions of subsections 13(c) below, shall be permitted to transfer any Warrants or Warrant Shares (and the rights relating thereto under this Agreement and the other Warrant Documents) to any other Person; provided that:

               (i) such transfer is made pursuant to a registration statement under the 1933 Act or Rule 144 promulgated under the 1933 Act; or

               (ii) such transfer is made to a Person pursuant to an exemption from the registration requirements of the 1933 Act; provided, that if such transfer is being made pursuant to an exemption from such registration requirements, then:

               (A) the applicable transferee (or, in the case of an account manager, the managed account on behalf of which the account manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the 1933 Act; and

               (B) such transferee represents to the Company in writing that it is acquiring such Warrants or Warrant Shares solely for its own account (or in the case of account managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the 1933 Act), without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Warrants or Warrant Shares pursuant to a registration statement under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

          (c) Warrant Register. The Company shall promptly register the transfer of any outstanding Warrants in the Warrant register and any outstanding Warrant Shares in a share register to be maintained by the Company upon surrender thereof accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant or Warrant Share, as the case may be, shall be issued and delivered with all reasonable dispatch to the transferee(s) and such transferee(s) shall be deemed to have become the Holder(s) of record of such Warrant or Warrant Share, as the case may be, and the surrendered Warrant or Warrant Share, as the case may be, shall be canceled and disposed of by the Company.

          (d) Transferees to be Bound. Each transferee acquiring Warrants or Warrant Shares pursuant to this Agreement shall agree (so long as any such Warrant Shares would continue to be Warrant Shares upon the consummation of such transfer) in writing to be bound by the provisions of this Agreement prior to or concurrently with any such acquisition of Warrants or Warrant Shares.


                                  SECTION 14.
                                PREEMPTIVE RIGHTS

          Except as provided in the last sentence of this Section 14, the Company shall not issue or sell any Equity Securities or sell any rights to subscribe for or options to purchase such Equity Securities for cash or debt, unless the Company shall first provide to each of the Holders of Non-Contingent Warrants (and, after the occurrence of a Triggering Event, each of the Holders of Contingent Warrants) notice (the "ISSUANCE NOTICE") of its intent to offer such Equity Securities. The Issuance Notice shall contain (i) a description of the new Equity Securities, (ii) the total number of new Equity Securities authorized to be sold and (iii) the price and payment terms. Each such Holder (or at the election of such Holder, any of its Affiliates) shall have the right (the "PREEMPTIVE RIGHT"), to subscribe for and purchase the number of new Equity Securities as will enable such Holder (when taken together with any Affiliate to whom such Holder has transferred the Preemptive Right), immediately after giving effect to the proposed issuance and exercise of the preemptive rights by all other Persons with preemptive rights for the purchase of such new Equity Securities, to own Equity Securities (rounded to the nearest one thousandth of a whole share) as shall represent the same percentage of the aggregate number of Equity Securities outstanding on a fully diluted basis as was owned by such Holder (when taken together with any Affiliate to whom such Holder has transferred the Preemptive Right), immediately prior to such issuance; provided, however, that any Holder or any of its Affiliates exercising such Preemptive Right shall have the option to elect to receive, in lieu of such new Equity Securities, the same type of Equity Securities that such Holder or such Affiliate currently owns or has the right to acquire pursuant to any existing warrant, option or other right or any other Equivalent Nonvoting Security acceptable to such Holder or such Affiliate. Any Holder or any of its Affiliates may exercise such Preemptive Right, in whole or in part, on the terms and conditions and for the purchase price per Equity Security set forth in the Issuance Notice (subject to such Holder's and such Affiliate's right to elect to receive the same type of securities currently owned or acquirable by such Holder or such Affiliate or to receive an Equivalent Nonvoting Security), by giving to the Company notice to such effect, within fifteen (15) days after the giving of the Issuance Notice. If any Holder or any of its Affiliates does not exercise such Holder's Preemptive Right or does not purchase the full number of new Equity Securities to which it is entitled, the new Equity Securities not so purchased shall be allotted successively among the Holders desiring to purchase such new Equity Securities, according to their then respective ownership interest in the Company (determined on a fully diluted basis and assuming for purposes of this Section 14 that all outstanding Non-Contingent Warrants (and, after the occurrence of a Triggering Event, all Contingent Warrants) have been exercised, whether or not then exercisable), without regard to the ownership interests of the non-exercising Holders, at the time of each successive allotment (after giving effect to acquisitions under prior allotments), until the earliest to occur of (i) all of the new Equity Securities offered have been purchased, (ii) each Holder has purchased and received the full number of new Equity Securities that it desires to purchase and (iii) 45 days following the date of the Issuance Notice. Upon the earliest to occur of (i), (ii) and (iii) in the preceding sentence and for a period of 180 days thereafter, the Company shall have the power to issue and sell any or all of the new Equity Securities referred to in the applicable Issuance Notice as to which no Preemptive Right has been exercised, but only upon the terms and conditions and for a purchase price not lower than the purchase price set forth in the Issuance Notice. The Company shall not have the power to issue or sell any Equity Securities after the expiration of such 180-day period unless the Company again gives an Issuance Notice and complies with the other provisions of this Section 14 with respect thereto. Each Holder or any of its Affiliates electing to purchase new Equity Securities shall tender the purchase price therefor within thirty (30) days from the date of the Issuance Notice. Notwithstanding the foregoing, the Preemptive Right shall not apply to (i) any issuance pursuant to the exercise of the Warrants, (ii) shares of Common Stock issued to directors, officers, consultants or employees of the Company pursuant to the Company's Stock Option Plan, dated and as in effect as of the date hereof, (iii) capital stock issued to Independent Third Parties in connection with a merger, acquisition, plan of exchange or consolidation of another company, (iv) any sale of securities to be issued pursuant to a registration statement filed pursuant to the Securities Act with the Securities and Exchange Commission, (v) Common Stock repurchased from the Executives (as defined in the Stockholders Agreement, dated and as in effect on the date hereof, among the Company and the Stockholders a party thereto) pursuant to their respective employment agreements and subsequently reissued or
(vi) any Common Stock issued upon the conversion of any convertible security or upon the exercise of any right, option or warrant, in each case only to the extent that the Company shall have complied with, and given each Holder the opportunity to exercise its Preemptive Rights with respect to, the original issuance of the Equity Securities for which such Common Stock are being issued pursuant to.

          Anything contained herein to the contrary notwithstanding, no Holder shall be entitled to any Preemptive Right with respect to any Contingent Warrant until after the occurrence of a Triggering Event.


                                   SECTION 15.
                                  MISCELLANEOUS

          (a) Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and shall be made by personal service, telecopy, United States mail or reputable courier service:

               (i) if to the Purchaser or subsequent Holder, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the Company; and

               (ii) if to the Company, at the address or telecopy number set forth on the signature pages to this Agreement, or such other address as shall be designated in a written notice delivered to the other parties hereto.

          Unless otherwise specifically provided herein, any notice or other communication shall be deemed to have been given when delivered in person or by courier service, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.

          (b) Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder or under any other Warrant Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Warrant Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          (c) Severability. In case any provision in or obligation under this Agreement or the Warrant Certificates shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          (d) Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          (e) Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (f) Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns and shall insure to the benefit of the parties hereto and the successors and assigns of each Holder.

          (g) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

          (h) Holder of Warrant Not a Stockholder. Prior to the exercise of a Warrant, no Holder, except as specifically provided herein or in the Warrant, shall be entitled to any of the rights of, or be deemed to be, a stockholder.

          (i) Pro Rata Purchase. If at any time the Company or any of its non-stockholder Affiliates shall offer to purchase any Equity Securities, the Company shall make each offer pro rata to all Holders of Warrant Shares and Warrants, and any purchase shall be allocated pro rata among the Holders of Warrant Shares and Warrants accepting the offer to purchase.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Notice Address:                              THANE INTERNATIONAL, INC.
---------------

78-140 Calle Tampico
La Quinta, CA 92253                          By: /s/William F. Hay
Attention: William Hay                           -------------------------------
Telephone:                                       Name: William F. Hay
Facsimile:                                       Title:

     with a copy to:

HIG Infomercial Company
c/o HIG Capital Management, L.L.C.
1001 Brickell Bay Drive, Suite 2708
Miami, Florida 33131
Attention: Federico Sanchez
Telephone: 903-935-3680
Facsimile: 903-934-9915


Notice Address:                              PARIBAS NORTH AMERICA, INC.
--------------

787 Seventh Avenue
New York, New York  10019                    By /s/ illegible
Attention:  Douglas Gouchoe                     --------------------------------
Telephone:  212-841-2000                        Name:
Facsimile:  212-841-2363                        Title:

     with a copy to:

O'Melveny & Myers LLP
153 E. 53rd Street
New York, New York  10022
Attention: Jonathan Williams
Telephone: 212-326-2203
Facsimile: 212-326-2061

                         AMENDMENT TO WARRANT AGREEMENT

April 25, 2001

Paribus North America
787 Seventh Avenue
New York, NY 10019
Attention:

Ladies and Gentlemen:

         Reference is made to that certain Warrant Agreement dated as of June 10, 1999 (as amended, restated, supplemented or otherwise modified as of the date hereof, the "WARRANT AGREEMENT", the terms defined therein being used herein as therein defined), between Thane International, Inc. (the "COMPANY") and Paribus North America, Inc. (the "PURCHASER").

         Pursuant to Section 12 of the Warrant Agreement, the Company and the Purchaser hereby amend and modify the Warrant Agreement as follows:

         1. The Warrant Agreement is hereby amended by adding the following new Section 5A immediately following Section 5:

                                  "SECTION 5A
                                   PUT OPTION

         (a) Exercise and Put Right of Purchaser. At any time on or prior to the Expiration Date and after the earlier of (a) the maturity date of the Loans and obligations under the Credit Agreement whether by stated maturity, prepayment, acceleration or otherwise or (b) receipt by Purchaser of the notice provided for in Section 11(a)(viii) (any such event being the "PUT EVENT"), Purchaser shall have the right to sell all or any portion of the Warrants, and the Company shall be obligated to purchase such Warrants subject to the following terms and conditions (such right is hereinafter referred to as the "PUT RIGHT"):

         (i) Purchaser's Put Rights shall be effective as of the date any Put Event arises and at any time on or after the date of such Put Event;

         (ii) the Purchaser shall give the Company five (5) days written notice of its intention to exercise any Put Right which notice shall be in the form of Exhibit A hereto and shall state the date upon which such Put Right shall be exercised (the "PUT DATE");

         (iii) the purchase price for the Warrants the Company may be obligated to purchase upon the exercise of any Put Right by the Purchaser (the

                  "PURCHASE PRICE") shall be equal to the Fair Market Value (as defined below);

         (iv) on the applicable Put Date, the Company shall deliver payment in same day funds to the Purchaser in an amount equal to the Purchase Price; and

         (v) in the event the Company fails to pay the Purchaser the Purchase Price on applicable Put Date, the Company shall thereafter be obligated to the Purchaser in an amount equal to the greater of (i) the Purchase Price determined as of the date such amount is actually paid in full to the Purchaser or
                  (ii) the Purchase Price determined on the applicable Put Date along with interest until the date when actually paid in full at an interest rate of 11.75% per annum, compounded monthly. The provisions in this paragraph 5 shall not in any way limit the remedies available to the Purchaser in the event of such failure to make payment.

         (b) Fair Market Value. For purposes of this Section 5A, "Fair Market Value shall mean:

         (i) the highest price that would be paid for the appropriate security, property, assets, business or entity as determined by mutual agreement reached by the Purchaser and the Company or, in the event the parties are unable to agree, an opinion of an independent investment banking firm or firms in accordance with the following procedure. In the case of any event which gives rise to a requirement to determine "Fair Market Value", the Company is responsible for initiating the process by which Fair Market Value will be determined as promptly as practicable, and if the procedures contemplated herein in connection with determining Fair Market Value have not been complied with fully, then any such determination of Fair Market Value for any purpose of this Agreement will be deemed to be preliminary and subject to adjustment pending full compliance with such procedures. Upon the occurrence of an event requiring the determination of Fair Market Value, the Company and the Purchaser shall engage in direct good faith discussions to arrive at a mutually agreeable determination of the Fair Market Value;

         (ii) if the Company and the Purchaser are unable to arrive at a mutually agreeable determination within thirty (30) days of the notice, the Company and the Purchaser shall each retain a separate independent investment banking firm of national reputation (which firm, in either case, may be the independent investment banking firm regularly retained by the Company or the Purchaser) but, the Purchaser may retain for the benefit of both the Company and the Purchaser a nationally recognized independent accounting firm acceptable to both the Company and the Purchaser (the "INDEPENDENT ACCOUNTANT") to
                           resolve any remaining disputes concerning the Fair Market Value. If the Independent Accountant is retained then (i) the Company and the Purchaser shall each submit to the Independent Accountant in writing, no later than fifteen (15) days after the Independent Accountant is retained, their respective positions with respect to the Fair Market Value, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within thirty (30) days after receiving such information render its decision as to the Fair Market Value which decision shall be final and binding on, and nonappealable by, the Company and the Purchaser. The fees and expenses of the Independent Accountant shall be paid by the party whose estimate of the calculation in question is furthest from the Independent Accountant's estimate of Far Market Value; and

                  (iii) in determining Fair Market Value, no discount shall be imposed by reason of a minority ownership interest; the absence of control; the illiquidity or lack of marketability of the stock interest being valued; the fact that such securities may not be freely transferable under federal or state securities laws; any contractual limitation or restriction with respect to the stock being valued; or for any other reason. Notwithstanding the foregoing, if the Company's Warrant Shares are listed and trading on a national stock exchange or on the NASDAQ system and there exists and is continuing for at least thirty
                           (30) days a public float having a minimum value of [Fifty Million Dollars ($50,000,000)], Fair Market Value means, with reference to the Warrants on a per share basis, the average of the closing bid or closing sale price per share of the Warrant Shares on the ten trading days immediately preceding any date of determination."

         Except for the amendments described above, the Warrant Agreement shall remain in full force and effect and is in all respects ratified and affirmed.

         This Letter Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Letter Amendment shall become effective upon the execution of a counterpart hereof by the Company and the Purchaser and receipt by the Company and the Purchaser of written or telephonic notification of such execution and authorization of delivery thereof.

         This Letter Amendment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.


                  [Remainder of Page Intentionally Left Blank]

                                             Sincerely,


                                             COMPANY:

                                             THANE INTERNATIONAL, INC.

                                             By: /s/ William Hay
                                                 -------------------------------
                                                 Name: William Hay
                                                 Title: President




Accepted and Agreed to as
of this ____ day of April, 2001:

PURCHASER:

PARIBAS NORTH AMERICA, INC.

By:
    -------------------------------
    Name:
    Title:

                                             Sincerely,


                                             COMPANY:

                                             THANE INTERNATIONAL, INC.

                                             By:
                                                 ---------------------------
                                                 Name:
                                                 Title:




Accepted and Agreed to as
of this 25th day of April, 2001:

PURCHASER:

PARIBAS NORTH AMERICA, INC.

By: /s/ EVERETT SCHENK
    -------------------------------
    Name: EVERETT SCHENK
    Title: CEO

                                   EXHIBIT A

                                 NOTICE OF PUT

                                     [Date]



---------------------------

---------------------------

---------------------------

---------------------------
Attention:
          -----------------


         This Notice of Put is given pursuant to Section 5A(a)(ii) of the Warrant Agreement, dated as of June 10, 1999, as amended (the "AGREEMENT"), between Thane International, Inc. (the "COMPANY") and Paribas North America, Inc. (the "PURCHASER"). Unless otherwise defined herein, terms used herein shall have the meanings assigned to them in the Agreement.

         The undersigned Purchaser of Warrants hereby elects to exercise its right to put its Warrants as set forth below:

                  1.       The Put Date shall be [______________].

                  2. The Purchase Price is determined in accordance with Section [_________].

                  3. The Warrants covered by this Notice of Put, totaling __________ Warrant Shares are enclosed herewith.

                  4. The aggregate Purchase Price is the product of the number of Warrant Shares enclosed herewith (_________) times the Purchase Price.

         Please deposit the amount of the Purchase Price to the account of the Purchaser at ____________________, Account No. ______________ by the Put Date.

Dated:
      -------------------------              -----------------------------------
                                             (Name of Purchaser - Please Print)


                                             By:
                                                 -------------------------------
                                             (Signature of Purchaser or
                                             of Duly Authorized Signatory)


                                             Title:
                                                    ----------------------------



                                       2